As filed with the Securities and Exchange Commission on February 27, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________
WELLS FARGO & COMPANY
(Exact name of registrant as specified in charter)

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

333 Market Street San Francisco, California (415) 371-2921	94105
(Address of principal executive offices)	(Zip code)
___________________
Wells Fargo & Company 401(k) Plan
(Full title of the plan)

Ellen R. Patterson
Senior Executive Vice President and General Counsel
Wells Fargo & Company
333 Market Street
San Francisco, CA 94105
(415) 371-2921
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Janet McGinness
Senior Vice President and Corporate Secretary
Wells Fargo & Company
30 Hudson Yards
New York, NY 10001
(415) 371-2921
Indicate by check mark whether the Wells Fargo is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company”
and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the Wells Fargo has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
______________________________________________________________________________
EXPLANATORY NOTE
This registration statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 40,000,000 shares of common stock, par value $1-2/3 per share, of Wells Fargo & Company (“Wells
Fargo” or the “Registrant”) and an indeterminate amount of plan interests under the Wells Fargo & Company 401(k)
Plan (the “Plan”).
______________________________________________________________________________
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents (or portions thereof) filed by Wells Fargo or the Plan, as the case may be, with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than the portions of those documents not deemed to be filed). All documents were filed with the Commission under File No. 001-02979.
(a)Wells Fargo’s Annual Report on Form 10-K for the year ended December 31, 2025, including information specifically incorporated by reference into the Form 10-K from Wells Fargo’s 2025 Annual
Report to Shareholders and Wells Fargo’s Proxy Statement for the 2026 Annual Meeting of
Shareholders;
(b)Wells Fargo’s Current Reports on Form 8-K filed January 14, 2026, January 22, 2026, January 23, 2026,
January 29, 2026, February 13, 2026, and February 25, 2026 (other than portions of these documents not deemed to be filed);
(c)The description of Wells Fargo’s common stock contained in Exhibit 4(c) to the Annual Report on
Form 10-K for the year ended December 31, 2025, including any amendment or report filed to update such description; and
(d)the Plan’s Annual Report on Form 11-K for the year ended December 31, 2024.
All reports and/or documents filed by Wells Fargo or the Plan with the Commission pursuant to Section
13(a), 13(c), 14, or 15(d) of the Exchange Act, except for such reports and/or other documents (or portions thereof)
that are only “furnished” to the Commission or that are otherwise not deemed to be filed with the Commission pursuant to such Exchange Act sections, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Certain legal matters with respect to the validity of the securities registered hereby have been passed upon for the Registrant by Janet McGinness, Senior Vice President and Corporate Secretary, on behalf of the Registrant.
Ms. McGinness is a participant in the Plan and may receive benefits under Plan.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with litigation. Article Fourteenth of the restated certificate of incorporation of Wells Fargo, as amended, provides for broad indemnification of directors and officers. Wells Fargo also maintains insurance coverage relating to certain liabilities of directors and officers.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.	Description
4.1
Restated Certificate of Incorporation of Wells Fargo (incorporated by reference to
Exhibit 3(a) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended
June 30, 2025 filed August 5, 2025).

4.2	By-Laws of Wells Fargo (incorporated by reference to Exhibit 3.1 to Wells Fargo’s Current Report on Form 8-K filed July 31, 2025).
5	Opinion of Janet McGinness.*
23.1	Consent of Janet McGinness (included in opinion filed as Exhibit 5 hereto).*
23.2	Consent of KPMG.*
23.3	Consent of KPMG.*
24	Powers of Attorney.*
99	Wells Fargo & Company 401(k) Plan (as amended and restated effective January 1, 2026).*
107	Filing Fee Table.*
* Filed Herewith.
The Registrant hereby undertakes that it has submitted the Plan to the Internal Revenue Service in a timely manner at the time or times permitted by the Internal Revenue Service, and will make all changes required by the
Internal Revenue Service in order to continue to qualify the Plan under Section 401 of the Internal Revenue Code of
1986, as amended.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this
Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the
Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the
Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in an exhibit to the effective Registration Statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the
Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-
effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the  Exchange
Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act of 1933 and will be governed by the final adjudication of such issue.
SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New
York, State of New York, on February 27, 2026.

WELLS FARGO & COMPANY

By:	/s/ Charles W. Scharf
Charles W. Scharf
Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on
February 27, 2026 by the following persons in the capacities indicated:

/s/ Charles W. Scharf	Chairman, Chief Executive Officer and Director
Charles W. Scharf	(Principal Executive Officer)

/s/ Michael P. Santomassimo	Senior Executive Vice President and Chief Financial Officer
Michael P. Santomassimo	(Principal Financial Officer)

/s/ Muneera S. Carr	Executive Vice President, Chief Accounting Officer and Controller
Muneera S. Carr	(Principal Accounting Officer)

STEVEN D. BLACK MARK A. CHANCY CELESTE A. CLARK THEODORE F. CRAVER, JR. RICHARD K. DAVIS FABIAN T. GARCIA	WAYNE M. HEWETT CECELIA G. MORKEN MARIA R. MORRIS FELICIA F. NORWOOD RONALD L. SARGENT SUZANNE M. VAUTRINOT	A majority of the Board of Directors*
* Charles W. Scharf, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

By:	/s/ Charles W. Scharf
Charles W. Scharf
Attorney-in-fact
The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of New York, State of New York, on February 27, 2026.
WELLS FARGO & COMPANY 401(K) PLAN

By:	/s/ Daniela Nese
Daniela Nese
Plan Administrator